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Exhibit 10.33

PROMISSORY NOTE

$125,000.00	May 22, 2002 Richmond, California

        FOR VALUE RECEIVED, the undersigned, Jack C. Parsons, Jr. (the "Maker") unconditionally promises to pay to the order of QRS Corporation, a Delaware corporation (the "Company"), at its principal offices at Richmond, California, the principal sum of One Hundred Twenty-Five Thousand Dollars ($125,000.00), upon the terms and conditions specified below.

        1.    Use of Proceeds.    The Maker shall use the funds received from the Company in connection with this Note solely for the purchase of a principal residence in the San Francisco Bay area.

        2.    Principal.    The entire principal balance of this Note shall become due and payable in one lump sum on May 22, 2003.

        3.    Interest.    Interest shall accrue at the rate of six and one eighth percent (6.125%) per annum, compounded semi-annually, on the outstanding balance under this Note from the execution date of this Note until this Note is repaid. Any interest due and payable for a period of less than one full month shall be calculated by multiplying the actual number of days elapsed in such period by the daily interest rate calculated on the basis of the number of days in the applicable calendar year. All accrued and unpaid interest on this Note shall become due and payable in one lump sum on the due date for the payment of the principal balance of this Note.

        4.    Payment.    All payments of principal and interest on this Note shall be made in lawful tender of the United States and shall be applied first to the payment of all accrued and unpaid interest and then to the payment of principal. Prepayment of the principal balance of this Note, together with all accrued and unpaid interest, may be made in whole or in part at any time without penalty.

        5.    Representations, Warranties and Covenants.

  A.
  The Maker hereby represents and warrants to the Company that this Note does not contravene any contractual or judicial restriction binding on or affecting the Maker and that this Note is the legal, valid and binding obligation of the Maker enforceable against the Maker in accordance with its terms.

  B.
  So long as any amount payable by the Maker hereunder shall remain unpaid, the Maker shall furnish the Company from time to time such information respecting the Maker's financial condition as the Company may from time to time request.

        6.    Events of Acceleration.    The entire unpaid principal sum of this Note, together with all accrued and unpaid interest, shall become immediately due and payable upon one or more of the following events:

  A.
  the cessation of the Maker's employment with the Company or its successor for any reason whatsoever; or

  B.
  the sale, conveyance or other alienation of either the land in the Escala subdivision in Austin, Texas or the residence in Hyannisport, Massachusetts owned by the Maker and his spouse; or

  C.
  the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the federal bankruptcy act or any other state or federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker, or the attachment of or execution against any property or assets of the Maker; or

  D.
  the breach by the Maker of any warranty, representation or covenant in this Note.

        7.    Mandatory Prepayment.    In the event that the Maker is due or awarded any bonuses by the Company, the Maker shall immediately prepay his obligations under this Note in the amount of such bonus less withholding of applicable taxes.

        8.    Employment Requirement.    The benefits of the interest arrangements under this Note are not transferable by Maker and are conditioned on the future performance of substantial services by the Maker. For purposes of this Note, the Maker shall be considered to remain in the employ of the Company for so long as the Maker renders services as a full-time employee of the Company or one or more of its 50%-or-more owned (directly or indirectly) subsidiaries. Nothing in this Note shall confer upon the Maker any right to continue as an employee or officer of the Company for a period of specific duration or interfere with or otherwise restrict in any way the rights of the Company or the Maker, which rights are expressly reserved by each, to terminate the Maker's employment or tenure as an officer at any time for any reason with or without cause.

        9.    Set-Off.

  A.
  At the time any bonus becomes or is awarded to the Maker, the Maker shall provide the Company with authorization to set-off the full amount of any such bonus less withholding of applicable taxes against the Maker's obligations due under this Note, such authorization to be substantially in the form attached hereto as Exhibit A. Any set-off by the Company pursuant to such an authorization by the Maker shall not limit the remedies available to the Company under applicable laws.

  B.
  Without limiting any remedies available to the Company under applicable laws, the Company shall have the right to set-off against obligations of the Maker under this Note any severance payments due the Maker under the employment letter agreement, dated January 30, 2002, among the Company and the Maker, as hereafter amended (the "Employment Agreement"), upon the cessation of the Maker's employment with the Company or its successor. The Maker and the Company acknowledge that any severance payment due under the Employment Agreement shall not constitute compensation for services performed by the Maker for the Company.

        10.    Collection.    The Maker agrees to pay on demand all the losses, costs, and expenses (including, without limitation, attorneys fees and disbursements) which the Company incurs in connection with enforcement or attempted enforcement of this Note, or the protection or preservation of the Company's rights under this Note, whether by judicial proceedings or otherwise.

        11.    Waiver.    The following provisions governing waivers shall be in effect for purposes of this Note:

  A.
  A waiver of any term of this Note must be made in writing and signed by a duly-authorized officer of the Company (other than the Maker), and such waiver shall be limited to its express terms.

  B.
  No previous waiver and no failure or delay by the Company in acting with respect to the terms of this Note shall constitute a waiver of any breach, default, or failure of condition under this Note.

  C.
  The Maker hereby waives presentment, demand for payment, notice of dishonor, default or delinquency, notice of acceleration, notice of protest and non-payment, notice of costs, expense or losses and interest thereon, notice of interest on interest, and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

  D.
  The Maker agrees to make all payments under this Note without set-off or deduction and regardless of any counterclaim or defense.

        12.    Conflicting Agreements.    In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by the Note, the terms of this Note shall prevail.

        13.    Governing Law.    This Note shall be construed in accordance with the laws of the State of California.

        14.    Assignment.    This Note shall be binding on the Maker and the Maker's personal representatives, heirs and legatees, and shall be binding upon and inure to the benefit of the Company, any future holder of this Note and their respective successors and assigns. The Maker may not assign or transfer this Note or any of the Maker's obligations hereunder.

/s/ JACK C. PARSONS, JR. Jack C. Parsons, Jr.

ACCEPTED AND AGREED TO BY:

QRS CORPORATION

By:	/s/ ELIZABETH A. FETTER
Elizabeth A. Fetter

EXHIBIT A

QRS Corporation
1400 Marina Way South
Richmond, CA 94804

Ladies and Gentlemen:

By this letter, I hereby authorize QRS Corporation to set-off $                        of the bonus due and payable to me by QRS Corporation, against my obligations under the Promissory Note, dated May 22, 2002, by me in favor of QRS Corporation.

Sincerely yours,

Jack C. Parsons, Jr.

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PROMISSORY NOTE
EXHIBIT A